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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

  (i)    on Form S-8 (Registration Statement No. 33-25155),
  (ii)   on Form S-8 (Registration Statement No. 33-21251),
  (iii)  on Form S-8 (Registration Statement No. 33-37374),
  (iv)   on Form S-8 (Registration Statement No. 33-45250),
  (v)    on Form S-3 (Registration Statement No. 333-00283),
  (vi)   on Form S-8 (Registration Statement No. 333-28627),
  (vii)  on Form S-3 (Registration Statement No. 333-32361),
  (viii) on Form S-3 (Registration Statement No. 333-47089),
  (ix)   on Form S-4 (Registration Statement No. 333-37845), and
  (x)    on Form S-8 (Registration Statement No. 333-48265)

of our report dated April 29, 1998, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated April 29, 1998 filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 29, 1998